UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022 (April 13, 2022)

Graybug Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

203 Redwood Shores Parkway, Suite 620
Redwood City, California		94065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 487‑2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Gerald D. Cagle, Ph.D, as Director

On April 13, 2022, the Board of Directors (the “Board”) of Graybug Vision, Inc. (the “Company”) received a letter from Gerald D. Cagle, Ph.D resigning as a director of the Company and as a member of the Nominating and Corporate Governance Committee of the Board, effective as of that day. Dr. Cagle will continue to provide services to the Company as a paid advisor.

There are no disagreements between Dr. Cagle on the one hand and the Company or the Board, on the other hand.

Appointment of Dirk Sauer, Ph.D, as Director

On April 13, 2022 (the “Effective Date”), the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dirk Sauer, Ph.D, age 62, to serve as a member of the Board to fill the vacancy that was created by the resignation of Dr. Cagle described above. Dr. Sauer will serve as a Class I Director and is expected to stand for election to the Board at the Company’s annual meeting of stockholders in 2024.

There are no arrangements or understandings between Dr. Sauer and any other person pursuant to which he was selected to become a director of the Board. Dr. Sauer does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Dr. Sauer nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Sauer has been an independent consultant advising organizations on pharmaceutical research and development within ophthalmology since April 2021. Prior to consulting, Dr. Sauer was part of Novartis International AG for 31 years. From October 2011 until his retirement in March 2021 Dr. Sauer served as Global Development Unit Head, Ophthalmology. Prior to this role he held various research and leadership roles at Novartis. Since April 2021, Dr. Sauer has served as a member of the board of directors of a privately held clinical stage biopharmaceutical company. Dr. Sauer holds a degree in Pharmacy from the University of Münster, Germany and a Ph.D. in Pharmacology from The Philipp University of Marburg, Germany. We believe that Dr. Sauer’s extensive professional experience and scientific expertise provide him with the qualifications and skills to serve on our board of directors.

Dr. Sauer will be compensated in accordance with the Company’s standard non-employee director compensation policy, as may be amended from time to time, for its non-employee directors, pursuant to which Dr. Sauer will receive an annual cash retainer of $40,000 for his services as a non-employee director, and an additional annual payment of $4,000 for his services as a member of the Nominating and Corporate Governance Committee of the Board. In addition, as a new non-employee director, Dr. Sauer will receive an initial option grant to acquire 80,000 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such options vesting annually over three years, beginning on the Effective Date, subject, however, to Dr. Sauer providing services to the Company on each vesting date. The Company has entered into its standard form of indemnification agreement with Dr. Sauer. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s registration statement on Form S-1/A (File No. 333-248611) filed with the Securities and Exchange Commission on September 21, 2020 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 13, 2022, the Company issued a press release announcing the changes to the Board disclosed above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release issued by Graybug Vision, Inc., dated April 13, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2022

GRAYBUG VISION, INC.

By:	/s/ Frederic Guerard
Frederic Guerard, Pharm.D.
Chief Executive Officer